Exhibit 99.2

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

CALIFORNIA DEPARTMENT OF FINANCIAL PROTECTION AND INNOVATION

SACRAMENTO, CALIFORNIA

)
)
In the Matter of:	)
	)	STIPULATION TO THE ISSUANCE
ROYAL BUSINESS BANK	)	OF A CONSENT ORDER
LOS ANGELES, CALIFORNIA	)
	)	FDIC-23-0042b
(INSURED STATE NONMEMBER BANK))
)
)

Subject to the acceptance of this Stipulation to the Issuance of a Consent Order (“Stipulation”) by the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Financial Protection and Innovation (“CDFPI”), it is hereby stipulated and agreed by and between a representative of the Legal Division of FDIC, a representative of the CDFPI, and Royal Business Bank, Los Angeles, California (“Bank”), as follows:

1.    The Bank has been advised of its right to receive a Notice of Charges and of Hearing (“Notice”) detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Bank and of its right to a public hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and Section 580 of the California Financial Code (“CFC”), and has waived those rights.

2.    The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of law and/or regulations, hereby consents and agrees to the issuance of a Consent Order (“Order”) by the FDIC and the CDFPI.  The Bank further stipulates and agrees that such Order will be deemed to be an order which has become final under the Act and the CFC, and that said Order shall become effective upon its issuance by the FDIC and the CDFPI, and fully enforceable by the FDIC and the CDFPI pursuant to the provisions of the Act and the CFC.

3.    In the event the FDIC and the CDFPI accept the Stipulation and issue the Order, it is agreed that no action to enforce said Order in the United States District Court will be taken by the FDIC, and no action to enforce said Order in State Superior Court will be taken by the CDFPI, unless the Bank or any institution-affiliated party, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the Order.

4.     The Bank hereby waives:

(a)    The receipt of a Notice;

(b)    All defenses in this proceeding;

(c)    A public hearing for the purpose of taking evidence on such alleged charges;

(d)    The filing of Proposed Findings of Fact and Conclusions of Law;

(e)    A recommended decision of an Administrative Law Judge;

(f)    Exceptions and briefs with respect to such recommended decision; and

(g)    The right to appeal.

Dated: October 18, 2023

FEDERAL DEPOSIT INSURANCE	CALFORNIA DEPARTMENT OF
CORPORATJON, LEGAL DIVISION	FINANCIAL PROTECTION AND
BY:	INNOVATION
BY:

/s/ Kris Brewer	/s/ Mark Ahn

Kris H. Brewer	Mark Ahn
Senior Regional Attorney	Senior Counsel

ROYAL BUSINESS BANK

LOS ANGELES, CALIFORNIA

BY:

Comprising the Board of Directors of Royal Business Bank, Los Angeles, California

/s/ William Bennett
William Bennett

/s/ Robert M. Franko
Robert M. Franko

/s/ Christina Kao
Christina Kao

/s/ James Kao
James Kao

/s/ Joyce Wong Lee
Joyce Wong Lee

/s/ Chuang-I Lin
Christopher (Chuang-I) Lin

/s/ David Morris
David Morris

/s/ Geraldine Pannu
Geraldine Pannu

/s/ Scott Polakoff
Scott Polakoff

/s/ Frank Wong
Frank Wong